EXHIBIT 99.1

DISH Network Announces Rights Offering

ENGLEWOOD, Colo., November 7, 2019 - DISH Network Corporation (NASDAQ:DISH) (“DISH”) announced today that its Board of Directors has approved a proposed rights offering to raise proceeds of approximately $1 billion.  All DISH stockholders will be granted the right to participate in the offering and subscribe for newly-issued shares on a pro rata basis. The proceeds from the rights offering are intended to be used for general corporate purposes, including investments in the wireless business.

DISH intends to distribute transferable subscription rights pro rata to holders of record of DISH’s Class A and B common stock, and outstanding convertible notes (based on the number of Class A shares into which those notes are convertible as of the record date) on November 17, 2019.  The subscription rights will entitle the holder to acquire newly-issued shares of DISH’s Class A common stock. The subscription price will be $33.52 per share of Class A common stock.  The rights offering will not provide for over-subscription rights.

Charles W. Ergen, who beneficially owns approximately 51.6% of DISH’s Class A and Class B common stock (calculated assuming conversion of all outstanding Class B common stock into Class A common stock) as of October 31, 2019, has informed DISH that he intends to fully exercise all subscription rights allocated in respect of the shares he beneficially owns. DISH had 254,623,280 shares of Class A common stock and 238,435,208 shares of Class B common stock outstanding as of October 31, 2019. All outstanding shares of Class B common stock are beneficially owned by Mr. Ergen.  To the extent any subscription rights would expire unexercised following the expiration of the rights offering, Mr. Ergen also intends to purchase all shares of Class A common stock that are not subscribed for by stockholders in connection with the rights offering. DISH expects to enter into a commitment letter with Mr. Ergen memorializing this intention.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities. Securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The rights offering will be made pursuant to DISH’s effective shelf registration statement on Form S-3, filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2019, and a prospectus supplement to be filed with the SEC prior to the commencement of the rights offering. The prospectus supplement will contain important information about the rights offering and DISH, including the subscription ratio, the date of distribution of the rights, the expiration date of the rights offering and other information. Holders of subscription rights are urged to read the prospectus supplement carefully, when available, copies of which will be filed with the SEC or may be available from the information agent for the rights offering, before exercising their rights and investing. There can be no assurance that the rights offering will be consummated.

About DISH

DISH Network Corporation is a connectivity company. Since 1980, it has served as a disruptive force, driving innovation and value on behalf of consumers. Through its subsidiaries, the company provides television entertainment and award-winning technology to millions of customers with its satellite DISH TV and streaming Sling TV services. Through its strategic spectrum portfolio and other assets, DISH is poised to enter the wireless market as a facilities-based provider of wireless services with a nationwide consumer offering and development of the first virtualized, standalone 5G broadband network in the U.S. DISH’s OnTech Smart Services brand offers in-home installation of connected home devices and entertainment solutions. DISH Media serves as the company’s advertising sales group delivering targeted advertising solutions. DISH Network Corporation (NASDAQ: DISH) is a Fortune 250 company.

EXHIBIT 99.1

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about the benefits of the rights offering, including future DISH Network Corporation's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of DISH Network Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More information about such risks, uncertainties and other factors is set forth in DISH Network Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K for the year ended December 31, 2018 and any subsequent quarterly reports on Form 10-Q. Risks and uncertainties relating to the proposed transaction include, but are not limited to, the possibility that the rights offering will not be completed, adverse effects on the market price of DISH Network Corporation’s Class A common stock and adverse effects on DISH Network Corporation’s operating results for any reason. The forward-looking statements speak only as of the date made, and DISH Network Corporation expressly disclaims any obligation to update these forward-looking statements. Nothing herein shall be deemed to be a forecast, projection or estimate of the future financial performance of DISH Network Corporation following the completion of the rights offering.

For company information, visit about.dish.com

For more information on DISH TV, visit www.dish.com

For more information on Sling TV, visit www.sling.com

For more information on OnTech Smart Services, visit www.ontechsmartservices.com

For more information on DISH Media, visit media.dish.com

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Media Contacts

John Hall

303-723-1968

johnw.hall@dish.com

Investor Contact

Jason Kiser

303-723-2210

jason.kiser@dish.com